Exhibit 3.15

Office of the Minnesota Secretary of State Minnesota Limited Liability Company | Articles of Organization Minnesota Statutes, Chapter 322B
Read the Instructions before completing this form. Filing Fee: $135.00

The undersigned organizer(s), in order to form a Limited Liability Company under Minnesota Statutes, Chapter 322B adopt the following:

Article I – Name of Limited Liability Company (Required)

Multiband Special Purpose, LLC
(The company name must include the words Limited Liability Company or the abbreviation LLC)

Article II – Registered Office Address and Agent (A Registered Office Address is Required)

9449 Science Center Drive	New Hope	MN	55428
Street Address (A PO Box by itself is not acceptable)	City	State	Zip Code

Registered Agent at the above address is:	Steven Bell

Article III – Duration

The period of duration for this limited liability company shall be: (If this is not completed, a perpetual duration is assumed by law.)

Article IV – Organizers (Required)

I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized me to sign this document on his/her behalf, or in both capacities. I further certify that I have completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this document under oath.

Steven Bell 9449 Science Center Drive		New Hope	MN	55428
Organizer’s Name	Street Address	City	State	Zip

/s/ Steven Bell	1-18-12
Signature	Date

Organizer’s Name	Street Address	City	State	Zip

Signature	Date

Email Address for Official Notices

Enter an email address to which the Secretary of State can forward official notices required by law and other notices:

steve.bell@multibandusa.com

☐ Check here to have your email address excluded from requests for bulk data, to the extent allowed by Minnesota law.

List a name and daytime phone number of a person who can be contacted about this form:

Steven Bell 763-504-3051

Entities that own, lease, or have any financial interest in agricultural land or land capable of being farmed must register with the Department of Agriculture.